                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

     Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Environmental Power Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                        ENVIRONMENTAL POWER CORPORATION
                          500 Market Street, Suite 1-E
                        Portsmouth, New Hampshire 03801

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

   The Annual Meeting of Stockholders of Environmental Power Corporation, a Delaware corporation (the "Company" or "EPC"), will be held on Tuesday, June 26, 2001 at 11:00 a.m. local time, at Courtyard Marriott, 1000 Market Street, Portsmouth, New Hampshire, for the following purposes:

  1. To elect a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified. The nominees the Board proposes to present for election are Joseph E. Cresci, Donald A. Livingston, Peter J. Blampied, Edward B. Koehler and Robert I. Weisberg.

  2. To consider and act upon a proposal to ratify the selection of the firm of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 2001.

  3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, par value $.01 per share ("Common Stock"), from 20,000,000 to 50,000,000.

  4. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only stockholders of record on the books of the Company at the close of business on May 8, 2001 will be entitled to notice of and to vote at the meeting. In accordance with Delaware corporate law, the Company will make available for examination by any stockholder entitled to vote at the meeting, for any purpose germane to the meeting, during ordinary business hours, for at least 10 days prior to the meeting, at the offices of the Company, a complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order. All stockholders are cordially invited to attend the meeting.

   Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person.

                                          By Order of the Board of Directors,

                                                  /s/ William D. Linehan
                                          _____________________________________
                                                    William D. Linehan
                                                         Secretary

Portsmouth, New Hampshire
May 29, 2001

                               ----------------

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

                               ----------------

                        ENVIRONMENTAL POWER CORPORATION
                         500 Market Street, Suite 1-E
                        Portsmouth, New Hampshire 03801

                               ----------------

                                PROXY STATEMENT

                                                                   May 29, 2001

   Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Environmental Power Corporation, a Delaware corporation (the "Company" or "EPC"), for use at the Annual Meeting of Stockholders to be held on Tuesday, June 26, 2001 at 11:00 a.m. local time, at Courtyard Marriott, 1000 Market Street, Portsmouth, New Hampshire, and any adjournments thereof (the "Meeting").

   Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-date proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting. The persons named as attorneys-in-fact in the proxies are officers of the Company.

   Only stockholders of record as of the close of business on the record date of May 8, 2001 will be entitled to notice of and to vote at the Meeting and any adjournments thereof.

   As of May 8, 2001 there were 11,406,783 shares of Common Stock of the Company outstanding and entitled to vote. The shares of Common Stock are the only outstanding voting securities of the Company. Stockholders are entitled to cast one vote for each share held of record. The presence of a majority of the outstanding shares of Common Stock represented in person or by proxy at the meeting will constitute a quorum. The affirmative vote of a majority of all outstanding shares of Common Stock is required to approve the proposal to amend the Company's Certificate of Incorporation. All other matters to be voted on will be decided by the vote of a majority of those shares present or represented at the meeting and entitled to vote.

   All properly executed proxies returned in time to be cast at the Meeting will be voted and, with respect to the election of the Board of Directors, will be voted as stated under "Election of Directors" below. Where a choice has been specified on the proxy with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated. If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to each nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting with respect to any matter, then the shares held by such stockholder shall be deemed present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a non-vote proxy, indicating a lack of authority to vote on any matter, then the shares covered by such non-vote shall be deemed present at the Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Meeting for purposes of calculating the vote with respect to such matter.

   The Board of Directors of the Company know of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

   This proxy statement and the form of proxy were first mailed to stockholders on or about the date hereof.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

   The following table sets forth as of May 8, 2001 the name of each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date, the number of shares owned by each of such persons and the percentage of the class represented thereby.

                                                    Amount and
                                                    Nature of
                                                    Beneficial       Percentage
Name and Address of Beneficial Owner               Ownership(1)       of Class
------------------------------------               ------------      ----------
Joseph E. Cresci..................................  4,725,348(2)(4)    41.43%
 c/o Environmental Power Corporation
 500 Market Street, Suite 1-E
 Portsmouth, New Hampshire 03801

Donald A. Livingston..............................  2,461,739          21.58%
 c/o Environmental Power Corporation
 500 Market Street, Suite 1-E
 Portsmouth, New Hampshire 03801

James F. Powers, as Trustee.......................  1,000,000(3)        8.77%
 c/o Vitale Caturano and Company
 210 Commercial Street
 Boston, MA 02109

--------
(1) Information with respect to beneficial ownership is based upon information furnished by such stockholders. Except as indicated in notes 2, 3 and 4 all shares are held beneficially and of record.
(2) Includes 3,665,618 shares held in a revocable trust for the benefit of members of Mr. Cresci's family, of which Mr. Cresci is the trustee, and 59,730 shares held in trust for the benefit of Mr. Cresci and his children, as to which Mr. Cresci has shared voting and investment power; but does not include 20,000 shares owned by Mr. Cresci's wife, as to which shares Mr. Cresci has neither voting nor investment power and as to which shares he disclaims beneficial ownership.
(3) Consists of 1,000,000 shares which Mr. Cresci deposited into a voting trust (the "Voting Trust") on November 20, 1996 and in which Mr. Powers has beneficial ownership in his capacity as trustee with sole voting power. Mr. Cresci also has beneficial ownership in such shares which are evidenced by voting trust certificates held by The Cresci Family Limited Partnership of which Mr. Cresci is the sole general partner with sole dispositive power.
(4)  Includes 1,000,000 shares held by the Voting Trust (See Note 3).

                      PROPOSAL ONE--ELECTION OF DIRECTORS

   The directors of the Company are elected annually and hold office for the ensuing year and until their successors have been elected and qualified. Joseph
E. Cresci, Donald A. Livingston, Peter J. Blampied, Edward B. Koehler and Robert I. Weisberg have been nominated by management for election at the Meeting. All nominees are presently directors of the Company and were elected at the Annual Meeting of Stockholders held on June 27, 2000. The Company's by-laws presently state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is five. This number may be changed by resolution of the Board of Directors.

   No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by striking that individual director's name where indicated on the proxy) or for all directors will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

   The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 2000. The Compensation Committee, which consists of Messrs. Blampied, Koehler and Weisberg, determines the compensation of the Company's Chief Executive Officer and Chief Operating Officer and met once in 2000. The Audit Committee, which consists of Messrs. Blampied, Koehler and Weisberg, oversees the accounting and financial functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors, and met once in 2000. The Executive Committee, which consists of Messrs. Cresci and Livingston, can act in place of the full Board of Directors to the extent permitted by law and did not meet in 2000. The Stock Option Committee, which consists of Messrs. Blampied, Koehler and Weisberg, administers the 1990 Stock Plan and did not meet in 2000. Each member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and any Committee on which he served.

   The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by each nominee for Director as of May 8, 2001. The nominees include all current Directors and Named Executives (as defined below), except for William D. Linehan, a Named Executive, who does not beneficially own Common Stock.

                                                       Amount &
                                                      Nature of
 Nominee's Name and Date  Positions and Offices with  Beneficial    Percent of
 First Became a Director  the Company                Ownership(1)     Class
 -----------------------  -------------------------- ------------   ----------
Joseph E. Cresci......... Chairman, Chief Executive   4,725,348(2)    41.43%
 1982                     Officer and Director
Donald A. Livingston..... President, Chief Operating  2,461,739       21.58%
 1982                     Officer and Director
Peter J. Blampied........ Director                      130,300(3)     1.14%
 1988
Robert I. Weisberg....... Director                      210,000(4)     1.82%
 1994
All directors and officers as a group (6 persons)...  7,527,387(5)    65.08%

--------
(1) Except as otherwise indicated, the named person has sole voting and investment power with respect to the shares. Except as indicated in notes 2, 3, and 4, all shares are held beneficially and of record.
(2) Includes 3,665,618 shares held in a revocable trust for the benefit of members of Mr. Cresci's family, of which Mr. Cresci is the trustee, and 1,000,000 shares held by the Voting Trust (see "Principal Holders of Voting Securities") and 59,730 shares held in trust for the benefit of Mr. Cresci and his children; but does not include 20,000 shares owned by Mr. Cresci's wife as to which shares he disclaims beneficial ownership. Mr. Cresci has shared voting and investment power with respect to the 59,730 shares held in trust for the benefit of himself and his children but no voting power with respect to the shares held in the Voting Trust.
(3) Includes 30,000 shares which Mr. Blampied has the right to acquire pursuant to stock options which are all currently exercisable.
(4) Includes 130,000 shares which Mr. Weisberg has the right to acquire pursuant to stock options which are all currently exercisable.
(5) Includes 160,000 shares which Messrs. Blampied and Weisberg have the right to acquire pursuant to stock options which are all currently exercisable.

Occupations of Directors

   The following table sets forth the age and principal occupation of each of the nominees for director during the past five years. Except for Mr. Blampied who is a director for Access Capital Strategies, 124 Mount Auburn Street, Cambridge, MA 02138 and a trustee for Northeast Investors Trust, 50 Congress Street, Boston, MA 02109 and Mr. Weisberg who is a trustee for Monterey Mutual Fund, 1299 Ocean Avenue, Suite 210, Santa Monica, California 90401, none of the nominees for director holds any other directorships in any company subject to the reporting requirements of the Securities Exchange Act of 1934 or in any company registered as an investment company under the Investment Company Act of 1940.

 Name                      Age Principal Occupation
 ----                      --- ------------------------------------------------
 Joseph E. Cresci......... 58  Chairman and Chief Executive Officer of the
                               Company (1982 to present).
 Donald A. Livingston..... 58  President and Chief Operating Officer of the
                               Company (1991 to present).
 Peter J. Blampied........ 58  Trustee, Northeast Investors Trust (2000 to
                               present); President, Corcoran Management Company
                               (1998-present); Director, A.W. Perry, Inc.
                               (1998--present); Director, Access Capital
                               Strategies (1997--present); Director, Nellie Mae
                               (1982--present); Director, Citizens Bank of
                               Massachusetts (1996 to 1999); and Director,
                               Citizens Financial Group, Inc. (1994-1996)
 Edward B. Koehler, Esq... 47  Partner, Hunton & Williams (1990 to present)
 Robert I. Weisberg....... 53  President and Chief Executive Officer, Alco
                               Financial Services, LLC (1997--present);
                               Trustee, Monterey Mutual Fund (1998 to present);
                               and President and Chief Executive Officer, Pro-
                               Care Financial Group, Inc. (1994--1997)

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

Compensation of Executive Officers

   Summary Compensation Table: The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer, Chief Operating Officer and each other executive officer earning in excess of $100,000 in salary and bonus in 2000 (the "Named Executives") for the three fiscal years ended December 31, 2000.

                                                                 Long-Term
                                    Annual Compensation         Compensation
                                   ------------------------- ------------------
                                                             RESTRICTED
                                                               Stock
Name and Principal Position        Year  Salary      Bonus     Awards   Options
---------------------------        ---- --------    -------- ---------- -------
Joseph E. Cresci.................. 2000 $150,000    $350,000    --        --
 Chairman of the Board and         1999  150,000         --     --        --
 Chief Executive Officer           1998   67,584(1)      --     --        --

Donald A. Livingston.............. 2000 $150,000    $350,000    --        --
 President and                     1999  150,000         --     --        --
 Chief Operating Officer           1998   90,569(1)      --     --        --

William D. Linehan................ 2000 $ 91,708    $ 10,000    --        --
 Secretary, Treasurer and          1999   71,500         --     --        --
 Chief Financial Officer           1998   71,500       7,500    --        --

--------
(1) Reflects repayment by the Named Executive of a portion of 1998 salary as described in the Report of the Compensation Committee below.

   Stock Options: There were no options granted during 2000 to the Named Executives. As of December 31, 2000, there were no unexercised options held by the Named Executives.

   Defined Benefit Pension Plan: In December 1998, the Company established a noncontributory defined benefit pension plan (the "Pension Plan") covering all eligible employees of the Company. The Pension Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. Employees aged 21 or older who have completed twelve months of service during which they worked a minimum of 1,000 hours are eligible to participate. Employees earn a year of service for vesting purposes in each employment year in which they complete at least 1,000 hours of employment. Employees become vested in the Pension Plan over a 6 year period (20% after 2 years and 20% per year thereafter, to 100% after 6 years). Benefits are based upon the participant's annual compensation (including bonuses and similar special pay), as more fully defined in the Pension Plan, over the number of years of service up to a maximum of 25 years.

   The following table shows the estimated annual pension benefits payable upon retirement to a participant of the Pension Plan for various salary levels and years of service.

                                           Years of Service
      Average Annual         ---------------------------------------------------------------------
       Compensation            10                 15                 20                 25
      --------------         ------             ------             ------             ------
         100,000             11,000             24,750             44,000             55,000
         150,000             16,500             37,125             66,000             82,500
         200,000             18,700             42,075             74,800             93,500
         250,000             18,700             42,075             74,800             93,500

   During fiscal year 2000, the maximum amount of annual compensation which may be included for Pension Plan purposes was $170,000. The figures shown above apply under the Pension Plan as of December 31, 2000. The benefit amounts listed are not subject to any deduction for Social Security or other offset amounts. As a result of limitations imposed under the Federal income tax law, the maximum annual benefit payable under the Pension Plan for the fiscal year ending December 31, 2000 is $135,000, although the amount will be actuarially adjusted in accordance with Federal income tax regulations if payments commence prior to or following the date that unreduced Social Security benefits become payable. As of December 31, 2000, Messrs. Cresci and Livingston each had eighteen years of credited service under the Pension Plan and Mr. Linehan had five years of credited service under the Pension Plan.

Compensation of Directors

   Each director of the Company who is not an officer or employee of the Company receives $2,000 (plus expenses) for each scheduled meeting of the Board of Directors or non-coincident meeting of a board committee which he attends.

   During 2000, Messrs. Blampied and Weisberg received option grants to purchase 10,000 shares each under the Company's Director Option Plan which are exercisable at per share prices of $.50 and $.6875, respectively, based on the market prices of the Common Stock on their respective anniversary dates of becoming Directors. Mr. Koehler, under the policies of the law firm in which he is a partner, which law firm periodically provides services to the Company, is prohibited from owning shares in the Company.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee is comprised of Peter J. Blampied, Edward B. Koehler and Robert I. Weisberg. No member of the Compensation Committee is now an officer or an employee of the Company or any of its subsidiaries or has been at any time an officer or employee of the Company or any of its subsidiaries.

   Mr. Koehler is a partner with Hunton & Williams a law firm which periodically provides services to the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee of the Board of Directors determines the Company's executive compensation policy and sets compensation for the Chief Executive Officer (the "CEO") and Chief Operating Officer (the "COO").

   The Compensation Committee's policy is to offer the CEO and COO competitive compensation packages that will permit the Company to attract and retain individuals with superior abilities and to motivate and reward such individuals on the basis of the Company's performance in an appropriate fashion in the long-term interests of the Company and its shareholders. Currently, executive compensation is comprised of salary and cash bonuses which may be awarded from time to time. In previous years, the Company offered its executive officers long-term incentive opportunities in the form of stock options under the Company's 1990 Stock Plan and restricted stock awards. Presently, there are no shares available for grant under the Company's 1990 Stock Plan and no additional shares reserved for restricted stock awards. However, in the future, the Board of Directors may consider whether it is in the best interest of the Company to establish another stock plan, reserve additional shares for restricted stock awards or establish other long-term incentive opportunities for executive officers.

   The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the CEO and COO. The Compensation Committee does not utilize any specific quantitative formula or targets in making compensation decisions. While the Compensation Committee considers corporate performance measures such as net income, earnings per share, return on assets and return on equity, the Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major projects and demonstrated leadership ability. Base salaries for the CEO and COO are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. Salaries are generally reviewed periodically and adjusted as warranted to reflect individual officer performance. The Compensation Committee focuses primarily on total annual compensation, including incentive awards and benefits derived from other fringe benefits such as the Pension Plan, rather than base salary alone, as the appropriate measure of executive officer performance and contribution. Compensation decisions regarding executive officers other than the CEO and COO are made by the CEO and COO.

   As discussed in the section "Compensation of Executive Officers", the Company established in December 1998 a Pension Plan to provide retirement benefits to all of its eligible employees including the CEO and COO. The Company funded its 1998 contribution to the Pension Plan of $255,062 during 1999, which contribution benefited the CEO and COO in the amounts of $132,416 and $109,431, respectively. In December 1998, in anticipation of receiving this benefit from the Pension Plan, the CEO and COO each elected to repay to the Company a portion of their 1998 compensation in an amount equal the benefit they would receive from the 1998 contribution to the Pension Plan. As a result, the 1998 annual compensations of the CEO and COO were reduced from $200,000 and $200,000, respectively, to $67,584 and $90,569, respectively.

   During 1999, since their responsibilities became less complex after the settlement of the Milesburg litigation, the Compensation Committee set a lower base salary for the CEO and COO and established a policy of rewarding these executive officers with cash bonuses which were tied to successful achievements, improvements in results and the fulfillment of corporate goals. In March 1999, to further these objectives, the Compensation Committee ratified the establishment of the Pension Plan, reduced the annual base salaries for the CEO and COO from $200,000 to $150,000, and considered various bonus incentives for these executive officers. The Compensation Committee considered the lower base salaries, when combined with the estimated benefits that the CEO and COO would receive from the Pension Plan and bonus incentives, to be an appropriate compensation package for the CEO and COO at that time.

   In April 2000, the Compensation Committee awarded the CEO and COO each a bonus of $100,000. In deciding to award this bonus, The Compensation Committee considered factors including the very successful results achieved by the CEO and COO in the settlement of the long-standing litigation with Pennsylvania Electric Company.

   In December 2000, the Compensation Committee awarded the CEO and COO each a bonus of $250,000 to acknowledge the significant progress made toward the settlement of the Sunnyside litigation as well as the increase in their duties to formulate and assess restructuring options, consider sale and merger proposals, and evaluate prospects for business expansion. However, due to concerns about the Company's ongoing cash requirements, the Compensation Committee requested that the CEO and COO use substantially all of the proceeds from these cash bonuses to repay their outstanding loans due to the Company. The Compensation Committee agreed, however, to allow the CEO and COO to borrow back sufficient funds to pay their individual tax obligations resulting from these bonuses subject to the Company's receipt of a settlement payment from the Sunnyside litigation. The Compensation Committee felt this arrangement properly compensated the CEO and COO for their present achievements, duties and responsibilities while also preserving the Company's cash resources for ongoing business activities. In April 2001, the Company received $1,500,000 pursuant to a settlement of the Sunnyside litigation and the CEO and COO each borrowed back $100,000 from the Company.

   In 1993, Congress enacted Section 162(m) of the Internal Revenue Code, which prevents publicly held corporations from deducting compensation in excess of $1 million paid to CEO's and the four highest compensated officers unless the compensation is performance-based. The Company's compensation program currently is not of a level such that this limit would apply.

Respectfully Submitted by the Compensation Committee:

Peter J. Blampied             Edward B. Koehler                       Robert I. Weisberg

                            STOCK PERFORMANCE GRAPH

   The following graph compares the Company's cumulative stockholder return on its Common Stock with the return on the NASDAQ Market Index and with the SIC Code 4911 (Electric Services) Index for the five year period ended December 31, 2000.


                                                Fiscal Year Ending
                         -----------------------------------------------------------------
Company/Index/Market     12/29/1995 12/27/1996 12/31/1997 12/31/1998 12/31/1999 12/29/2000
--------------------     ---------- ---------- ---------- ---------- ---------- ----------
Environmental Power
 Corp...................   100.00     373.59    1055.01     620.68     523.32     445.87
Electric Services.......   100.00     103.38     127.55     145.11     121.97     153.73
NASDAQ Market Index.....   100.00     124.27     152.00     214.39     378.12     237.66

SOURCE:Media General Financial Services
     P.O. Box 85333
     Richmond, VA 23293
     Phone: 1-(800) 446-7922
     Fax: 1-(804) 649-6826

Other Transactions

   In December 1985, the Company loaned $55,000 to Mr. Livingston. This loan incurred interest at a bank's floating prime rate plus 1/2% and was due and payable by December 31, 2000. On December 29, 2000, Mr. Livingston made aggregate principal and interest payments of $128,218 to satisfy this obligation.

   During 1993 and 1995, Messrs. Cresci and Livingston exercised options to purchase shares of the Company's Common Stock. As payment for the exercise price of these stock options, the Company accepted promissory notes which are payable upon demand by the Company from Messrs. Cresci and Livingston aggregating $332,875 and $428,281, respectively. Interest on these notes, which is payable monthly at the Applicable Federal Rate, amounted to $46,735 in the aggregate during 2000 and has been fully collected from Messrs. Cresci and Livingston. As of April 20, 2001, after certain transactions which are described further in the Report of the Compensation Committee, Messrs. Cresci and Livingston had aggregate balances due to the Company of $186,875 and $410,498, respectively under the these notes.

   In September 1997, Mr. Weisberg exercised options to purchase 80,000 shares of the Company's Common Stock. As payment for the exercise price of these stock options, the Company accepted a promissory note which is payable upon demand by the Company from Mr. Weisberg in the amount of $48,575. Interest on this note, which is payable quarterly at the Applicable Federal Rate, amounted to $2,983 in 2000 and has been fully collected from Mr. Weisberg.

   Edward B. Koehler is a partner with Hunton & Williams a law firm which periodically provides services to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

   The Company believes, based solely on its review of the copies of forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, that its officers, directors and greater than ten-percent beneficial owners complied with all filing requirements applicable to them for 2000.

                         REPORT OF THE AUDIT COMMITTEE

Audit Committee Responsibilities

   The Audit Committee, which met once during 2000, operates under a written charter adopted by the Board of Directors in April 2001, a copy of which is attached to this Proxy Statement as Exhibit A. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing an independent accountants' report on such financial statements. The Audit Committee reviews with management the Company's consolidated financial statements; reviews with the independent accountants their independent accountants' report; and reviews the activities of the independent accountants. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the appointment of the Company's independent accountants each year. The Audit Committee also considers the adequacy of the Company's internal controls and accounting policies. Mr. Blampied is the chairman of the Audit Committee and Messrs. Weisberg and Koehler are members. The chairman and members of the Audit Committee are all independent directors of the Company within the meaning of Rule 4200(a)(15) of the NASD listing standards. The Company incurred the following fees for services performed by Deloitte & Touche LLP pertaining to the fiscal year ended December 31, 2000.

Audit Fees

   Deloitte & Touche LLP billed aggregate fees of $91,500 for the annual audit and three quarterly reviews pertaining to the fiscal year ended December 31, 2000 ("Audit Services").

Financial Information System Design and Implementation Fees

   Deloitte & Touche LLP did not perform any services related to financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

   Deloitte & Touche LLP billed aggregate fees of $2,688 for all other services rendered during the fiscal year ended December 31, 2000.

Audit Committee Report

   The Audit Committee has reviewed and discussed the audited financial statements with management of the Company. The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by SAS 61. In addition, the Audit Committee has received the written disclosures and letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants matters pertaining to their independence. The Audit Committee also considered whether the additional services unrelated to Audit Services performed by Deloitte & Touche LLP were compatible with maintaining their independence in performing their Audit Services. Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2000 for filing with the Securities and Exchange Commission. The Audit Committee and Board of Directors have also recommended, subject to stockholder approval, the selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

Respectfully Submitted by the Audit Committee:

Peter J. Blampied             Edward B. Koehler                       Robert I. Weisberg

              PROPOSAL TWO--RATIFICATION OF SELECTION OF AUDITORS

   The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2001. The Board of Directors recommends a vote FOR the ratification of this selection.

   It is expected that a member of the firm of Deloitte & Touche LLP, the independent certified public accountants who reported on the Company's financial statements included in the 2000 Annual Report, will be available either by telephone or present at the Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

            PROPOSAL THREE--APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

   The Board of Directors has requested that the stockholders of the Company approve an amendment (the "Amendment") to its Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), from 20,000,000 to 50,000,000.

   The Board of Directors of the Company has unanimously adopted a resolution declaring it advisable that the Certificate of Incorporation be so amended. The Board of Directors further directed that the Amendment be submitted for consideration by stockholders at the Annual Meeting. In the event the Amendment is approved by stockholders, the Company will thereafter execute and submit to the Delaware Secretary of State for filing a Certificate of Amendment of the Certificate of Incorporation providing for the Amendment. The Amendment will become effective at the close of business on the date the Certificate of Amendment is accepted for filing by the Secretary of State.

   Under the Certificate of Incorporation, the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). As of the date of this Proxy Statement, the Company has outstanding 11,406,783 shares of Common Stock, no shares of Preferred Stock, and options for the issuance upon exercise of 160,000 shares of Common Stock. The Company's outstanding options were all fully vested on their dates of grant.

   The Board of Directors recommends that the Certificate of Incorporation be amended to ensure that sufficient shares of Common Stock are authorized and available for possible use in connection with future financings, investment opportunities, business transactions (including corporate mergers and acquisitions), employee benefit plans, distributions to existing stockholders (such as stock dividends or stock splits) or for other corporate purposes. The issuance of additional shares of Common Stock for any of these purposes could have a dilutive effect on earnings per share, depending on the circumstances, and could dilute a stockholder's percentage voting power in the Company. The Board of Directors will make the determination for future issuances of authorized shares of Common Stock, which will not require further action by the stockholders except where otherwise provided by law or then applicable listing requirements.

   As previously announced, the Company has begun efforts to identify development, merger and acquisition opportunities and to evaluate possibilities for attracting investment into the Company. However, other than the shares which may be issued upon exercise of the options described above and any future options which may be granted to employees and directors, the Company has no definitive plans or commitments requiring the issuance of additional shares of Common Stock. The Board of Directors believes authorization of the additional shares is appropriate, however, so that it may have the flexibility to issue shares from time to time, without the delay of seeking shareholder approval (unless required by law or then existing listing standards), whenever, in its judgment, such issuance is in the best interest of the Company and its stockholders.

   In the event stockholders approve the Amendment, Article Fourth of the Certificate of Incorporation will be amended to increase the number of shares of Common Stock which the Company is authorized to issue from 20,000,000 to 50,000,000. The par value of such stock will remain one cent ($.01) per share. The Amendment does not change the authorized Preferred Stock, which remains at 1,000,000 shares. Upon effectiveness of the Amendment, the first paragraph of Article Fourth of the Certificate of Incorporation will read as follows:

     "FOURTH. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 51,000,000 shares, comprised of 50,000,000 shares of Common Stock with a par value of One Cent ($.01) per share (the "Common Stock") and 1,000,000 shares of preferred stock with a par value of One Cent ($.01) per share (the "Preferred Stock")."

   Although an increase in the authorized shares of Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction resulting in the acquisition of the Company by another company), the proposed Amendment is not in response to any effort by any person or group to accumulate the Company's stock or to obtain control of the Company by any means. In addition, the proposal is not part of any plan by the Board of Directors to recommend or implement a series of anti- takeover measures. The Board of Directors recommends a vote FOR the Amendment to the Certificate of Incorporation.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2002 Annual Meeting of Stockholders of the Company must be received at the Company's principal executive offices not later than January 29, 2002. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals. If the Company does not receive notice of any matter that is to come before the stockholders at the 2002 Annual Meeting of Stockholders on or before April 14, 2002, which corresponds to forty-five days before the date on which the Company first mailed this proxy statement, the proxy for the 2002 Annual Meeting of Stockholders may, pursuant to Rule 14a-4(c) of the Proxy Rules under the Securities Exchange Act of 1934, confer discretionary authority to vote on the matters presented.

                                 OTHER BUSINESS

   The Board of Directors knows of no business that will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                           EXPENSES AND SOLICITATION

   The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mail. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Company personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of a nominee. The Company will reimburse any such persons for their reasonable out-of-pocket costs.

                           ANNUAL REPORT ON FORM 10-K

   You may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission without charge by writing to: Investor Relations, Environmental Power Corporation, 500 Market Street, Suite 1-E, Portsmouth, New Hampshire 03801. The Company's Annual Report on Form 10-K, as well as additional public filings, press releases and information about the Company, are also available on the internet from the Company's web site which is located at www.environmentalpower.com

                                   EXHIBIT A
                                   ---------

                        Environmental Power Corporation
            Charter of the Audit Committee of the Board of Directors
                             Adopted in April 2001


I.   Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

     . Monitor the independence and performance of the Company's independent auditors.

     . Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the Nasdaq National Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

                             ---------------------

     Audit Committee members shall be appointed by the Board.  If an audit
     committee Chair   is not designated or present, the members of the
     Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III  Audit Committee Responsibilities and Duties

     Review Procedures
     -----------------

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

                             ---------------------

     Independent Auditors
     --------------------

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     8. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management, and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Legal Compliance
     ----------------

     11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Audit Committee Responsibilities
     --------------------------------------

     12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

                             ---------------------

     13. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                        ENVIRONMENTAL POWER CORPORATION
                         500 Market Street, Suite 1-E
                           Portsmouth, New Hampshire

      The undersigned hereby appoints Joseph E. Cresci and William D. Linehan, and each of them, proxies, with full power of substitution, to vote all shares of stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Environmental Power Corporation to be held on Tuesday, June 26, 2001 at 11:00 a.m. at Courtyard Marriott, 1000 Market Street, Portsmouth, New Hampshire, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE PROPOSALS IN ITEM 2 AND ITEM 3, AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 4.

--------------------------------------------------------------------------------
               PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                      PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

----------------------------------           ----------------------------------

----------------------------------           ----------------------------------

----------------------------------           ----------------------------------

                        (continued on the reverse side)

[X] Please mark your vote as in this example.


                                   FOR ALL       WITHHOLD AUTHORITY
                                  Nominees      to vote for all nominees
                              (except as marked
                            to the contrary below)

1. To elect a Board of Directors    [_]                [_]
   to serve the ensuing year
   until their respective successors
   have been duly elected and qualified.

Nominees: Joseph E. Cresci
          Donald A. Livingston
          Peter J. Blampied
          Edward B. Koehler
          Robert I. Weisberg


Note: To withhold authority to vote for any individual nominee(s), mark the "FOR ALL" box and strike a line through the name(s) of the nominee(s) you wish to withhold. Your shares will be voted for the remaining nominee(s).

                                                   FOR     AGAINST    ABSTAIN
2. To ratify the section of the firm of
   Deloitte & Touche LLP as auditors for the       [_]      [_]         [_]
   Corporation for the fiscal year ending
   December 31, 2001.

3. To ratify the amendment to the Certificate of   [_]      [_]         [_]
   Incorporation.

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

           Mark box at right if an address change has been noted at left [_]


Stockholder sign here____________________________________

Co-owner sign here_______________________________________ Date_________________

NOTE: Please be sure to sign and date this Proxy.